SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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June 15, 2006

Date of Report (Date of earliest event reported)

U.S. Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

545 Madison Avenue New York, NY (Address of principal executive offices)	10022 (Zip Code)

Registrant's telephone number, including area code: (212) 588-8901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 15, 2006, we dismissed Eisner LLP (“Eisner”) as our independent registered public accounting firm. This decision was approved by the audit committee of our board of directors.

We had engaged Eisner on April 4, 2005. Eisner’s report on our consolidated financial statements for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2005 and through June 15, 2006, there were no (i) disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Eisner, would have caused it to make a reference thereto in its reports on our financial statements for such periods and (ii) reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

We requested that Eisner furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agreed with the above statements. A copy of Eisner’s letter is filed as Exhibit 16.1 to this Form 8-K.

On June 15, 2006, we engaged Weiser LLP (“Weiser”) as our independent registered public accountants for the year ending December 31, 2006 and the interim periods (other than the period ended March 31, 2006) prior to such year-end. The decision to retain Weiser was approved by our audit committee. During our two most recent fiscal years and all subsequent interim periods, we did not consult with Weiser regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did Weiser provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. Further, during our two most recent fiscal years or subsequent interim periods, we have not consulted with Weiser on any matter that was the subject of a disagreement or a reportable event.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.  Description of Exhibit
16.1   Letter from Eisner dated June 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.
By: /s/ Henry N. Schneider
Henry N. Schneider, President

Dated: June 19, 2006